CONTACTS:                                         Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

             Hilton H. Schlosberg
Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

HANSEN NATURAL BOARD AUTHORIZES
NEW $250 MILLION SHARE REPURCHASE PROGRAM

Corona, CA— October 12, 2011 — Hansen Natural Corporation (NASDAQ:HANS) today announced that its Board of Directors has authorized a new share repurchase program for the repurchase of up to $250 million of the Company's outstanding common stock. As of October 5, 2011, there was no availability remaining under the $200 million repurchase program previously authorized in March 2010.

Hansen Natural Corporation
Based in Corona, California, Hansen Natural Corporation markets and distributes Hansen’s® natural sodas, apple juice and juice blends, fruit juice smoothies, multi-vitamin juices, iced teas, energy drinks, Junior Juice® beverages, Blue Sky® beverages, Monster Energy® energy drinks, Monster Energy® Extra Strength Nitrous Technology™ energy drinks, Java Monster® non-carbonated coffee + energy drinks, X-Presso Monster™ non-carbonated espresso energy drinks, Monster Rehab™ non-carbonated rehydration energy drinks, Peace Tea® iced teas, Worx Energy™ energy shots, Vidration® brand vitamin enhanced waters, Admiral® iced teas and Hubert’s™ Lemonades.  For more information visit www.hansens.com and www.monsterenergy.com.

Forward-Looking Statements
Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Management cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein. For a more detailed discussion of the risks that could affect our operating results, see the Company’s reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those contained in the forward-looking statements, including with respect to the repurchase program. The manner, price, number and timing of share repurchases will be subject to a variety of factors, including market conditions and applicable U.S. Securities and Exchange Commission rules. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.